Pineapple

Source: *Pineapple Financial Inc.*

November 13, 2024 09:00 ET

Correction: Pineapple Financial, Inc. Announces Pricing of $1.0 Million Registered Direct Offering at $0.60 Per Share

Toronto, Nov. 13, 2024 (GLOBE NEWSWIRE) -- Pineapple Financial, Inc. (NYSE: PAPL) (the "Company"), Canada's tech-focused mortgage brokerage with an integrated network of partner brokerages and agents across the country, today announced that it entered into a securities purchase agreement with a certain institutional investor to purchase approximately $1.0 million worth of its common shares (or common share equivalents in lieu thereof) in a registered direct offering at a purchase price of $0.60 per share.

The gross proceeds to the Company from the registered direct offering are estimated to be approximately $1.0 million, before deducting the placement agent's fees and other estimated offering expenses. The offering is expected to close on or about November 15, 2024, subject to the satisfaction of customary closing conditions.

D. Boral Capital LLC is acting as exclusive placement agent for the offering.

Sichenzia Ross Ference Carmel LLP is acting as U.S. legal counsel to Pineapple Financial, Inc.

The proposed offering of the securities described above is being offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-282629) filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on October 29, 2024, and the accompanying prospectus contained therein.

The offering is being made only by means of a prospectus supplement and accompanying prospectus. A final prospectus supplement describing the terms of the public offering will be filed with the SEC and will form a part of the effective registration statement.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting D. Boral Capital LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@dboralcapital.com, or by telephone at (212) 970-5150.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pineapple Financial, Inc.

Pineapple is a leader in the Canadian mortgage industry, breaking the mold by focusing on both the long-term success of agents and brokerages, as well as the overall experience of

homeowners. With approximately 600 brokers within the network, Pineapple utilizes cutting-edge cloud-based tools and AI-driven systems to enable its brokers to help Canadians realize their ultimate dream of owning a home. Pineapple is active within the community and is proud to sponsor cancer charities across Canada, improving the lives of fellow Canadians touched by cancer.

Forward Looking Statements

Certain statements in this announcement are forward-looking statements, including, but not limited to, the Company's proposed Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company's current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "potential," "continue" or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the "Risk Factors" section of the registration statement filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company's registration statement and other filings with the SEC. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

For media inquiries, please contact Shuba Dasgupta, Chief Executive Officer & Co-Founder, at Pineapple

Email: shuba@gopineapple.com